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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
Dotronix, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DOTRONIX, INC.

160 First Street S.E.
New Brighton, Minnesota 55112

NOTICE OF ANNUAL MEETING

To the Shareholders of Dotronix, Inc.:

    Notice is hereby given that the annual meeting of shareholders of Dotronix, Inc. (the "Company") will be held at 10:30 a.m. on Friday, December 28, 2001, at the Company's corporate headquarters, at 160 First Street Southeast, in New Brighton, Minnesota, for the following purposes:

  1.
  To elect a Board of Directors for the ensuing year and until their successors are elected.

  2.
  To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending June 30, 2002.

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on November 14, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

    A copy of the Company's Annual Report to Shareholders is included with this mailing, which is being first made on approximately the date shown below.

    We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy.

                      By Order of the Board of Directors

                      Robert V. Kling, Secretary

Dated: November 16, 2001

      IF YOU ARE UNABLE TO ATTEND THE MEETING, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE POSTAGE-PAID ENVELOPE ENCLOSED HEREWITH FOR YOUR CONVENIENCE.

PROXY STATEMENT

    The annual meeting of shareholders of Dotronix, Inc. (the "Company"), 160 First Street S.E., New Brighton, Minnesota 55112, will be held at 10:30 a.m. on Friday, December 28, 2001, at the Company's corporate offices for the purposes set forth in the Notice of Annual Meeting. The accompanying form of proxy for use at the meeting and any adjournments thereof is solicited by the Board of Directors of the Company and may be revoked by written notice to the Secretary of the Company at any time prior to its exercise, by voting in person at the meeting, or by giving a later dated proxy at any time before voting. Shares represented by a proxy will be voted for the election of the nominees for directors named and for the other proposals described in this Proxy Statement. Abstentions and broker non-votes will be counted as present or represented at the Annual Meeting for purposes determining whether a quorum exists. Abstentions and broker non-votes with respect to any matter brought to a vote at the Annual Meeting will be treated as shares present but not voted for purposes of determining whether requisite vote has been obtained. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about November 16, 2001.

    All expenses in connection with the solicitation of this proxy will be paid by the Company, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, telegraph or personal calls.

    The Board of Directors knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

VOTING SECURITIES AND PRINCIPAL HOLDERS

    Only the holders of the Company's Common Shares whose names appear of record on the Company's books at the close of business on November 14, 2001 will be entitled to vote at the annual meeting. At the close of business on November 14, 2001, the Company had 4,171,341 Common Shares (the Company's only voting securities) outstanding and entitled to vote. Each share of stock entitles the holder thereof to one vote upon each matter to be voted upon.

    The following table sets forth, as of the record date for the meeting, certain information with respect to beneficial share ownership by the directors and nominees individually, by all officers and directors as a group, and by all persons known to management to own more than 5% of the Company's outstanding Common Shares. Except as otherwise indicated, the shareholders listed have sole investment and voting power with respect to their shares.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares
William S. Sadler 160 First Street S.E. New Brighton, MN 55112	1,495,453	(1)	34.32%
Ray L. Bergeson	31,500	(2)	0.75%
Edward L. Zeman	31,500	(2)	0.75%
L. Daniel Kuechenmeister	23,000	(3)	0.55%
All officers and directors as a group (6 persons)	1,595,385	(4)	35.92%

(1)
Includes 574,159 shares owned directly by Mr. Sadler, 704,800 shares owned by Minnesota River Aviation, Inc. of which Mr. Sadler is President and sole shareholder, 12,800 shares owned by Mr. Sadler's wife, 17,000 shares owned jointly by Mr. Sadler and one of his granddaughters, and 186,694 shares underlying stock warrants exercisable within 60 days.
(2)
Includes 27,500 shares underlying stock options exercisable within 60 days.

(3)
Includes 20,000 shares underlying stock options exercisable within 60 days.
(4)
Includes 93,932 shares underlying stock options and 186,694 shares underlying stock warrants, all exercisable within 60 days.

ELECTION OF DIRECTORS

    The Board of Directors has recommended that the number of directors to be elected for the coming year be set at four. The Board of Directors recommends that the shareholders elect the nominees named below as directors of the Company for the ensuing year and until their successors are elected and have qualified. The persons named in the enclosed form of proxy intend to vote for the election of the four nominees listed below. Each nominee is presently a director of the Company. Each nominee has indicated a willingness to serve, but in the event any one or more of such nominees for any reason should not be available as a candidate for director, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by management. The Board of Directors knows of no reason to anticipate that all of the nominees will not be a candidate at the meeting.

Name	Current Position with the Company	Age
William S. Sadler	President, Treasurer and Director	75
Ray L. Bergeson	Director	75
Edward L. Zeman	Director	46
L. Daniel Kuechenmeister	Director	71

    William S. Sadler, founder of the Company, has been President, Treasurer and a director since the Company's organization in November 1980. Prior to founding the Company, Mr. Sadler was President of the Video Display Division of Audiotronics Corporation from 1978 through 1980 and Chief Executive Officer of the Ball Electronic Display Division (formerly Miratel Electronics, Inc.) of Ball Corporation from 1955 through 1976. From 1976 to 1978, Mr. Sadler managed his personal real estate interests. In his positions with Audiotronics Corporation and Ball Corporation, Mr. Sadler had overall responsibility for the development, manufacturing and marketing of CRT displays and CCTV monitors. Mr. Sadler also is president of Dynetic Systems Company, a manufacturer of precision motors and a division of Minnesota River Aviation, Inc., of which Mr. Sadler is sole shareholder.

    Ray L. Bergeson has been a director of the Company since 1987. Mr. Bergeson was employed by Honeywell, Inc. from 1952 through 1988. From 1985 until his retirement at the end of 1988, he was the chief engineer for the engineering design automation systems development of the Military Avionics Division. From 1978 to 1985, Mr. Bergeson was a program manager responsible for the development and implementation of computer-aided design systems for the Military Avionics Division. Mr. Bergeson holds a degree in electrical engineering from Purdue University. Since his retirement, Mr. Bergeson has performed consulting work in the area of CAD-CAM system development and strategic planning.

    Edward L. Zeman has been a director of the Company since 1990. Mr. Zeman currently is Chief Financial Officer of Quantech Ltd., a development stage medical diagnostic company. From September 1995 until August 2000 Mr. Zeman was Executive Vice President and Chief Financial Officer of ARM Financial Group, Inc., a financial services company headquartered in Louisville, Kentucky. From 1990 until August 1995, Mr. Zeman was Chief Operating and Financial Officer, Treasurer and Vice President for SBM Company, a financial services company that was acquired by ARM Financial Group, Inc. in June 1995. Prior to June 1990, Mr. Zeman was a senior audit manager for Deloitte & Touche LLP in Minneapolis, Minnesota since before 1985. Mr. Zeman is a certified public accountant and has a B.S. degree in accounting from the University of Minnesota.

    L. Daniel Kuechenmeister has been a director of the Company since 1994. Mr. Kuechenmeister was employed by Honeywell, Inc. in various management positions from 1956 through 1990. From 1984 until his retirement in 1990 he was Manager of Contracts for the Inertial Components Business Area. Since his retirement he has consulted in the areas of contract negotiations and utilities auditing and taught classes in government contract negotiations as an adjunct professor at the University of St. Thomas, St. Paul, Minnesota. He is currently President of the Board of Merrick Companies, Inc., a non-profit social services entity. Mr. Kuechenmeister holds a B.A. degree from the University of Minnesota.

    During the year ended June 30, 2001, the Board of Directors held five meetings. Three of the directors attended all meetings. Mr. Zeman attended three of the meetings. The Company's Board also acts from time to time by unanimous written consent in lieu of meetings.

    The Board of Directors has two standing committees, the Audit Committee and the Stock Option Committee. The Audit Committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. The Stock Option Committee administers the Company's 1999 Stock Option and Restricted Stock Plan.

    During the year ended June 30, 2001, the members of the Audit Committee were Mr. Bergeson, Mr. Zeman, and Mr. Kuechenmeister. The Audit Committee held four meetings during such year. Two of the members attended all meetings. Mr. Zeman attended three meetings.

    During the year ended June 30, 2001, the members of the Stock Option Committee were Mr. Bergeson, Mr. Zeman, and Mr. Kuechenmeister. The Stock Option Committee held three meetings during such year. Two of the members attended all meetings. Mr. Bergeson attended two of the meetings.

EXECUTIVE COMPENSATION

    Summary Compensation Table.  The following table summarizes the total compensation earned or paid for services rendered by William S. Sadler, the Chief Executive Officer of the Company, during each of the years ended June 30, 2001, 2000 and 1999. Mr. Sadler was the only officer of the Company who had a total annual salary and bonus that exceeded $100,000 for the year ended June 30, 2001.

		Annual Compensation			Long-term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards (#)	Options Granted (#)	LTIP(1) Payouts ($)	All Other Comp (2) ($)
William S. Sadler	2001	151,060	0	0	0	0	0	3,021
President(Chief	2000	180,000	0	0	0	0	0	2,991
Executive Officer)	1999	178,614	0	0	0	0	0	3,572

(1)
Long-Term Incentive Plan
(2)
Employer matching contributions to 401(k) plan.

    Stock Option Information.  During the year ended June 30, 2001, there were no stock option grants to, or stock option exercises by, the person named in the "Summary Compensation Table" above. At June 30, 2001, such person held no unexercised stock options.

    Compensation of Directors.  Directors of the Company who are not employees of the Company are compensated at the rate of $4,000 per fiscal year and $400 per Board meeting attended during a fiscal year in excess of four such meetings. In addition, nonemployee directors participate in the Dotronix, Inc. Nonemployee Director Stock Option and Stock Grant Plan (the "Director Plan"), which was approved by shareholders in 1999. Each nonemployee director of the Company is eligible to participate in the Director Plan. Under the Director Plan, an initial option to purchase 5,000 shares was granted automatically immediately following the Company's annual meeting of shareholders, to each eligible director, and will be granted thereafter to each eligible director, if any, who is elected to the Board of Directors for the first time at such meeting. In addition, a grant of 500 shares and an option to purchase 2,500 shares will be granted automatically on an annual basis immediately following each annual meeting of the Company's shareholders to each eligible director in office who previously received an initial grant as described in the preceding sentence. All options granted under the Director Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant, determined in accordance with the Director Plan, and become exercisable six months after the date of grant (or immediately in the event of death of the holder thereof). The option exercise price is payable in cash. Options granted under the Director Plan are intended to be "nonqualified options" under the Internal Revenue Code of 1986, as amended. Pursuant to the Director Plan, during the year ended June 30, 2001, Mr. Bergeson, Mr. Zeman, and Mr. Kuechenmeister each was automatically granted an option to purchase 2,500 shares of the Company's Common Stock at $ 0.31 per share and each was granted 500 shares. No options granted under the Director Plan have been exercised.

    Employment Contracts.  Through June 30, 2001, Mr. Sadler was employed by the Company under an amended and restated employment agreement approved by the independent directors. The agreement provided for an annual base salary of $180,000 per year, subject to annual salary adjustments equal to the average annual salary adjustment of all Company employees (but not to decrease to less than $180,000). The agreement also provided for Mr. Sadler to be paid a bonus of $150,000 in each of fiscal years, 1999, 2000 and 2001; provided, that the bonus in any one year could not exceed 20% of corporate pre-tax earnings before the payment of such bonus. The agreement also provided for the payment of a one-time cash incentive award of $125,000 on July 31, 2001, if specified corporate goals were met. No bonuses or incentive awards were paid to Mr. Sadler under the foregoing provisions, and Mr. Sadler waived a portion of his salary during the fiscal year ended June 30, 2001.

    Since July 1, 2001, Mr. Sadler has been employed by the Company without a contract at a monthly salary of $11,667 which has been approved by the Board of Directors.

CERTAIN TRANSACTIONS

    The Company leases a warehouse facility in New Brighton, Minnesota, from Minnesota River Television, a company wholly owned by William S. Sadler, the President of the Company and a major stockholder. The lease runs through March 31, 2003. It also leases its headquarters in New Brighton from Mr. Sadler, through April 2009, after which the Company has two five-year renewal options. The Company paid aggregate rentals of approximately $98,000 to Mr. Sadler and Minnesota River Television during the year ended June 30, 2001. The Company believes that these transactions, which have been approved by the independent directors of the Company, are fair and no less favorable to the Company than could have been obtained elsewhere.

    On February 23, 2000, the Company entered into a revolving credit facility with William S. Sadler, its president and major stockholder, and in September 2000 Mr. Sadler extended the loan agreement to February 28, 2002, and increased the loan limit to $1,250,000 in secured financing. In September 2001, Mr. Sadler extended the loan agreement to February 28, 2003 and increased the loan limit to $1,500,000 in secured financing. The revolving credit facility contains various restrictive covenants including a minimum tangible net worth balance of $1.5 million. In return, the Company has agreed that for every $4 of financing that is provided by Mr. Sadler to the Company, the Company will issue to Mr. Sadler a warrant to purchase one Common Share of the Company. The exercise price per share under each such warrant is the closing market price per share of the Company's common stock on the day that Mr. Sadler provides such financing. Each warrant becomes exercisable at the earliest time permitted under applicable law and would cease to be exercisable four years after the date of issuance. As of November 16, 2001 warrants for 186,694 shares of common stock have been issued to Mr. Sadler under this arrangement.

AUDIT COMMITTEE REPORT AND APPOINTMENT
OF INDEPENDENT PUBLIC ACCOUNTANTS

    Audit Committee Report.  The Audit Committee of the Company's Board of Directors is composed of the following non-employee directors: Ray L. Bergeson, Edward L. Zeman, and L. Daniel Kuechenmeister. The Board has determined that each member of the Audit Committee is "independent" within the meaning of applicable NASD rules. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Exhibit A. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the appointment of the Company's independent accountants.

    Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report on the Company's financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

    In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

    The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm's independence. The Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants' independence.

    Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual report on Form 10-KSB for the fiscal year ended June 30, 2001 filed with the Securities and Exchange Commission.

                      Members of the Audit Committee:

                      Ray L. Bergeson
                      Edward L. Zeman
                      L. Daniel Kuechenmeister

    Audit Fees.  Audit fees billed or expected to be billed to the Company by Deloitte & Touche LLP for the audit of the Company's financial statements for the fiscal year ended June 30, 2001 and for reviews of the Company's financial statements included in the Company's quarterly reports on Form 10-QSB for the last fiscal year totaled $51,300.

    Financial Information Systems Design and Implementation Fees.  No fees were billed or are expected to be billed to the Company by Deloitte & Touche LLP for services provided during the last fiscal year for the design and implementation of financial information systems.

    All Other Fees.  Fees billed or expected to be billed to the Company by Deloitte & Touche LLP for all other non-audit services, including tax-related services, provided during the last fiscal year totaled $8,500.

    Ratification of Appointment of Independent Public Accountants.  The Board of Directors has appointed Deloitte and Touche LLP as independent auditors for the Company for the fiscal year ending June 30, 2002. A proposal to ratify that appointment will be presented at the annual meeting. Deloitte & Touche LLP and its predecessor have served as the Company's auditors since March 1981, and has no relationship with the Company other than that arising from its employment as independent auditors. Representatives of Deloitte and Touche LLP are expected to be present at the annual meetings, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from shareholders.

PROPOSALS FOR NEXT ANNUAL MEETING

    Any proposal by a shareholder to be presented at the next annual meeting must be received at the Company's principal executive offices, 160 First Street S.E. New Brighton, Minnesota 55112, not later than July 1, 2002.

                      By Order of the Board of Directors
                      Robert V. Kling, Secretary

Dated: November 16, 2001

  Upon written request, Dotronix, Inc. will furnish, without charge to persons solicited by this Proxy Statement, copy of its Report on Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2001. Requests should be addressed to Dotronix, Inc., 160 First Street S.E., New Brighton, Minnesota 55112, Attention: Robert V. Kling.

Exhibit A

AUDIT COMMITTEE CHARTER

Organization

    There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

    The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities

    The audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the audit committee will:

    Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

    Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

    Review with the independent auditors, and with the financial and accounting personnel of the corporation, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the quality and adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

    Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

    Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

    Help ensure appropriate succession planning within the company and also review accounting and financial human resources planning.

    Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

    Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in the committee's judgment, that is appropriate.

Dotronix, Inc.
ANNUAL MEETING OF STOCKHOLDERS Friday, December 28, 2001
160 First Street S.E. New Brighton, Minnesota

Dotronix, Inc. 160 First Street S.E. New Brighton, Minnesota 55112-7894	proxy

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated November 16, 2001, hereby appoints William S. Sadler and Robert V. Kling proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all common shares of Dotronix, Inc. which the undersigned is entitled to vote at the annual meeting of shareholders of Dotronix, Inc., to be held on Friday, December 28, 2001 at the company headquarters at 160 First Street S.E., New Brighton, Minnesota.

(continued and to be signed on the reverse side)

See reverse for voting instructions

Please detach here

1.	ELECTION OF DIRECTORS:	01 W. Sadler 02 E. Zeman	03 R. Bergeson 04 L. Daniel Kuechenmeister	/ /	FOR all nominees (Except as marked)	/ /	Vote WITHHELD from all nominees
(Instruction: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending June 30, 2002.
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all directors named in item 1 and for Proposal 2.
Address Change? Mark Box / / Indicate changes below:
Sign exactly as your name appears on proxy; in the case of joint tenancy, both joint tenants must sign; fiduciaries please indicate title and authority.
Date:

Signature(s) in Box (If there are co-owners both must sign)

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PROXY STATEMENT
VOTING SECURITIES AND PRINCIPAL HOLDERS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT AND APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSALS FOR NEXT ANNUAL MEETING
AUDIT COMMITTEE CHARTER